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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  May 10, 2000


                        BARNES GROUP INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)

   Delaware                    1-04801              06-0247840
  -------------------------------------------------------------
(State or other jurisdiction  (Commission         (IRS Employer
      of incorporation        File Number)    Identification No.)

123 Main Street        Bristol, Connecticut              06010
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(Address of Principal Executive Offices)              (Zip Code)

                         (860) 583-7070
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       Registrant's telephone number, including area code

                               N/A
  -------------------------------------------------------------
  (Former name or former address, if changed since last report)
















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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On May 10, 2000, Barnes Group Inc. purchased substantially all of the assets of Curtis Industries, Inc. pursuant to an Asset Purchase Agreement dated as of April 27, 2000 (the "Agreement") by and among Barnes Group Inc. (the "Buyer"), and Curtis Industries, Inc. (the "Seller") and Paragon Corporate Holdings, Inc. (the "Parent"). The aggregate purchase price was $62,100,000. The purchase price will be adjusted upward or downward following the closing to take into account any difference in net worth as of April 29, 2000 and $19,079,000.
The net worth as of April 29, 2000 will be determined by the Buyer within 60 days after the closing date, subject to review and acceptance by the Seller.

          The purchase price was determined through negotiations between the Buyer, and the Seller and the Parent conducted on an arms' length basis. During such negotiations, the parties considered, among other things, the business and operations of the Seller, its customer, vendor and employee relationships, the condition of its assets, its financial condition, the market for its services and its future business prospects.

          The funds used to purchase the assets were borrowed initially under the Buyer's $150 million revolving credit agreement with six banks led by Mellon Bank N.A. The credit agreement has a termination date as of December 6, 2002.

          Through its acquisition of the assets, the Buyer acquired the facilities, equipment and other physical property owned or leased by Curtis Industries, Inc., intellectual property and goodwill, employee benefit plan assets, and agreements with customers, vendors and employees in connection with its business of logistical management and distribution of automotive security products, fasteners, and maintenance repair and operating (MRO) industrial supplies. The Buyer intends to continue the use of such assets in connection with the operation of such business. The acquired assets also include all of the capital stock of Curtis Industries of Canada Limited in Mississauga, Canada and Curtis Industries (UK) Limited in Andover, U.K., each of which also engages in logistical management and distribution of automotive security products, fasteners and MRO industrial supplies. The stock of the Canadian company was acquired by Barnes Group Canada Inc., a wholly owned subsidiary of the Buyer. The stock of the U.K. company was acquired by Bowman Distribution Europe Limited, another wholly owned subsidiary of the Buyer. Of the aggregate purchase price, $3,127,118 was allocated to the purchase of Curtis Industries of Canada Limited and $1,383,846 was allocated to the purchase of Curtis Industries (UK) Limited. The Buyer intends for each such company to continue its present business.

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ITEM 7.   EXHIBITS

          (c).  The following exhibits are filed as part of this
                Report:

Exhibit Number Exhibit Name
-------------- ------------

  Exhibit 2.1  Asset Purchase Agreement dated as of April
               27, 2000 by and among Barnes Group Inc., and
               Curtis Industries, Inc. and Paragon Corporate
               Holdings, Inc.




                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 18, 2000     BARNES GROUP INC.

                         By:/s/ Signe S. Gates
                            ---------------------
                            Name:  Signe S. Gates
                            Title: Senior Vice President,
                                   General Counsel and Secretary






















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                          EXHIBIT INDEX


Exhibit Number   Exhibit Name                  Location
--------------   ------------                  --------

  Exhibit 2.1    Asset Purchase Agreement      Filed herewith
                 dated April 27, 2000 by and
                 among Barnes Group Inc., and
                 Curtis Industries, Inc. and
                 Paragon Corporate Holdings,
                 Inc.









































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